Designated Filer:	WPM, L.P.
Issuer & Ticker Symbol:	Fidelity National Information Services, Inc. (FIS)
Date of Event Requiring Statement: May 21, 2012

JOINT FILERS’ SIGNATURES

WPM GP, LLC

By: /s/ Scott A. Arenare	Date: May 21, 2012
Name: Scott A. Arenare Title: Managing Director and Secretary

WARBURG PINCUS PRIVATE EQUITY IX, L.P.

By: Warburg Pincus IX LLC, its General Partner
By: Warburg Pincus Partners LLC, its Sole Member
By: Warburg Pincus & Co., its Managing Member

By: /s/ Scott A. Arenare	Date: May 21, 2012
Name: Scott A. Arenare Title: Partner

WARBURG PINCUS IX LLC

By: Warburg Pincus Partners LLC, its Sole Member
By: Warburg Pincus & Co., its Managing Member

By: /s/ Scott A. Arenare	Date: May 21, 2012
Name: Scott A. Arenare Title: Partner

WARBURG PINCUS PARTNERS LLC

By: Warburg Pincus & Co., its Managing Member

By: /s/ Scott A. Arenare	Date: May 21, 2012
Name: Scott A. Arenare Title: Partner

Designated Filer:	WPM, L.P.
Issuer & Ticker Symbol:	Fidelity National Information Services, Inc. (FIS)
Date of Event Requiring Statement: May 21, 2012

WARBURG PINCUS & CO.

By: /s/ Scott A. Arenare	Date: May 21, 2012
Name: Scott A. Arenare Title: Partner

WARBURG PINCUS LLC

By: /s/ Scott A. Arenare	Date: May 21, 2012
Name: Scott A. Arenare Title: Managing Director

CHARLES R. KAYE

By: /s/ Scott A. Arenare	Date: May 21, 2012
Name: Charles R. Kaye By: Scott A. Arenare, Attorney-in-Fact*

JOSEPH P. LANDY

By: /s/ Scott A. Arenare	Date: May 21, 2012
Name: Joseph P. Landy By: Scott A. Arenare, Attorney-in-Fact**

* Power of Attorney given by Mr. Kaye was previously filed with the U.S. Securities and Exchange Commission (“SEC”) on March 2, 2006, as an exhibit to the Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.

** Power of Attorney given by Mr. Landy was previously filed with the SEC on March 2, 2006, as an exhibit to the Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.